SOBRsafe™

Investor Presentation

Second Quarter 2021

SOBRsafe™

The Annual Cost of Alcohol Abuse in the U.S.



$249 Billion[1]

The COVID-19 Effect – overall consumption has risen by **23%** since the pandemic began[2]


$12
$25
$27
$179
$B
Work Productivity
Health Care
Criminal Justice
Vehicle Crashes

[1]Statista/CDC (republished 2020, 2010 data)
[2]Blue Cross Blue Shield



Creating a Safer World with SOBRsafe

What if you could:

- ✓ **Prevent** drunk driving by school bus and fleet drivers
- ✓ **Prevent** alcohol-related industrial accidents
- ✓ **Prevent** young adult driver deaths
- ✓ **Predict** alcohol cravings; get ahead of rehab relapse
- ✓ **Predict** driver fatigue

Life-Transformational Architecture

Invention + Execution = Innovation

Kevin Moore, *President & CEO*

25+ years of leadership experience in:
- Manufacturing & product testing
- International business
- Negotiations

Dave Gandini, *Chairman & CRO*

33+ years of leadership experience in:
- Capital formation
- Technology acquisitions
- Sales acceleration

Dean Watson, *CTO*

25+ years of leadership experience in:
- Technology
- Intellectual property law
- Engineering

Kevin and Dave combine for 6 successful exits

Steve Scofes
Government Affairs
35+ years in corporate government relations, political strategy and business development

Jonathan Thomas
Strategic Initiatives
40 years working with UHNW, Family offices, Foundations; 15-year Impact invest. focus

Justin Davis
Corp. Development
23 years in marketing & communications, investor relations and business development

Jerry Wenzel
Finance & Accounting
40+ years in financial mgmt & reporting as CFO, public accounting audit partner.

Scott Bennett
Data Systems
35 years in business operations, data integration, and compliance

New Product Development Engineering | **Supply Chain Management** | **Customer Experience** | **Account Management**

SOBRsafe™

SOBRcheck™
Enhanced Safety

Solution

- ✓ Source for secondary authentication
- ✓ "Go/No Go" alcohol presence detection
- ✓ Data pushed to any web-enabled device
- ✓ Improving business health, personnel wellness
- ✓ Increasing productivity, lowering liability

Timing

- ✓ Q2 2021 sales – North America

Market Size

- ✓ **$12 billion** potential revenue opportunity


Stationary

SOBRsafe™

SOBRtech™ Architecture


SOBRcheck™
Establish market foothold
Q2 2021
Q3 2021
Licensing: first deployment with $11 billion global leader
SOBR Neural Network™
Analytics
Safety
Health
Predictive
Applications
Enrollment/Engagement
Administration



Business & Revenue Model

Key Operational Tenets

- ✓ Integrating emerging technologies
- ✓ Multiple patents and patents-pending; continual ongoing filing
- ✓ Commitment to ISO-9001 certification

B2B SaaS Economics

- ✓ Monthly fee per seat model
- ✓ Install fees + recurring revenue
- ✓ Upsell potential as we add technologies

SOBRwell™

Market-Spanning Monitoring

Solution

- ✓ Pioneer in B2B market with wearable alcohol detection
- ✓ Health and wellness

Timing

- ✓ Pilots begin Q2 2021

Market Size

- ✓ **$102 billion** across Digital Health[1] & Enterprise-Ready[2] wearables; **43 MM** U.S. wearable users in 2021[3], **104 MM** by 2025


Personal

[1]ABI Research; [2]NHTSA; [3]Data Bridge



1

SOBRcheck™ → Market Size $246 B → Mfg./Fleet/School Bus			
Jun 2021	**Sep 2021**	**Oct 2021**	**Jan 2022**
Initiate pilots mfg./fleet	Initiate school bus pilots	Initial revenue	Ongoing revenue mfg./fleet



2

SOBRwell™ → Rehab Size $170 B → Fleet Size $87 B		
Jul 2021	**Jan 2022**	**Mar 2022**
Rehab & fleet pilots	Rehab 3rd party study Commercial production	Go to market (GTM)



3

Heart Statistical Integration (FDA Approved)		
May 2021	**August 2021**	**January 2022**
Execute agreement	Strategic GTM development	Academic 3rd party pilot



4

Opioid Detection Development		
Aug 2021	**Oct 2021**	**Feb 2022**
Phase I clinical validation	Phase 2 clinical trial	Phase 2 clinical validation



5

Licensing SOBRtech™		
Jun 2021	**October 2021**	**Jan 2022**
Finalize form factor and development strategy	Prototype	In pilot



6

Analytics – Neural Platform		
Jun 2021	**Sep 2021**	**Jan 2022**
Architecture deployment	Ingesting data input – SOBRcheck and SOBRwell	Analytics platform operational

SOBRsafe™

Projected Revenue Ramp


$75
$38
$19
$7
$0.2
227% CAGR
Q4 B/E
$ MM
2021E
2022E
2023E
2024E
2025E

2021 Revenue Contributors

- ✓ SOBRcheck™ – Q3 2021
- ✓ Licensing – Q4 2021

2022 Revenue Contributors

- ✓ SOBRcheck™
- ✓ Licensing
- ✓ SOBRwell™

Leadership Execution

- **Raise 1 - $1.4 million as TransBiotec (TBT) – 12/17/19**
  - Patent acquisition technology validation
  - SEC compliance
  - Product development and testing
- **Raise 2 - $2.7 million – 8/4/20**
  - Hired core Management Team
  - Developed technology platform and beta devices
  - Acquisition of TBT
  - FINRA approval and name change to SOBR Safe
  - Up list to OTCQB

Path to Nasdaq

- **Bridge Round - $2 million**
  - Commercialization of Technology Platform
  - Manufacturing (USA) SOBRcheck Q1 2021
  - Initiate sales
  - SOBRtab – pilot testing and commercialization Q4 2021
- **Reg A+ Round – Amount TBD (National Rollout)**
  - Continued Product Commercialization
  - Infrastructure growth
  - Initiate development analytics environment
  - Continued R&D detection tech – opioids, THC and more
  - Broaden geographic scope – Germany, UK Licensing
  - Leverage partnerships to accelerate revenue growth
  - National sales rollout
- **June 2021 – File S-1 Registration Statement – Nasdaq Listing**
- **August/September 2021 – Nasdaq Uplist**

Summary of Offering

- Unit Offering - each Unit consists of a convertible secured promissory note and 1 warrant kicker at $3.00 per share; each $50,000 unit comes with 25,000 warrants
- 2-year maturity at 12% annual interest, paid monthly
- Maximum Offering amount of $2 MM, with $500,000 break (Minimum Offering)
- $50,000 minimum investment per investor
- SOBR Safe to file an S-1 Registration Statement in June 2021 to register the shares underlying the Offering
- Notes may be converted into common stock at $3.00 per share at any time prior to maturity
- Notes auto-convert at $3.00 if SOBR closes at $6.00 per share for 5 consecutive days on Nasdaq

Note: for full details please see the Offering Documents

SOBRsafe™

Safe Harbor Statement

This presentation of SOBR Safe, Inc. contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Act of 1934. The Company intends that such forward-looking statements be subject to the safe harbor provided by the foregoing Sections. These forward-looking statements are based largely on the expectations or forecasts of future events, can be affected by inaccurate assumptions, and are subject to various business risks and known and unknown uncertainties, a number of which are beyond the control of management. Therefore, actual results could differ materially from the forward-looking statements contained in this presentation. The Company cannot predict or determine after the fact what factors would cause actual results to differ materially from those indicated by the forward-looking statements or other statements. The reader should consider statements that include the words "believes", "expects", "anticipates", "intends", "estimates", "plans", "projects", "should", or other expressions that are predictions of or indicate future events or trends, to be uncertain and forward-looking. The Company does not undertake to publicly update or revise forward looking statements, whether because of new information, future events or otherwise. Additional information respecting factors that could materially affect the Company and its operations are contained in its annual report on Form 10-K for the year ended December 31, 2019, and the quarterly report on Form 10-Q for the three months ended June 30, 2020.

Want to learn more?
Contact us.

Dave Gandini, *Chairman & CRO*

303.881.2871

david.gandini@sobrsafe.com

Jonathan Thomas, *Strategic Initiatives*

303.589.9100

jthomas@sobrsafe.com

Appendix

SOBRsafe™

SOBRwell™ Features


24/7 Alcohol Monitoring
Identification
Access Control
Location
Predictive Analytics
Opioid & Marijuana Detection
Numerous Health & Wellness Features

Path to Insurers

- Collect millions of interactive data points
- Development of predictive analytics for safety and health improvement
- Statistical modeling to create significant value for insurers


SOBRSafe
SOBRSafe Analytics - Admin
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SOBRsafe™

Competitive Landscape

SOBR Safe is currently the only *preventative* transdermal (touch-based) alcohol detection system in the U.S.

Company	Technology	Mandatory	Reactive	Preventative	B2B Wearable	Market	Public Company
SOBRSafe™	**Transdermal**			✓	✓	**US**	✓
SCRAM	Transdermal/Breath	✓				US	
BACTRAK	Transdermal/Breath	✓	✓		✓	US	
BI TAD	Transdermal/Breath	✓	✓			US	
Soberlink	Breath	✓	✓			US	
Smart Start	Breath/Interlock	✓				US	
Intoxalock	Breath/Interlock	✓				US	
Alcosense Tru Touch	Infrared/Light					UK	
Breathalytics	Breath/Kiosks	✓	✓			US	
Check Bac Drive	Breath/Interlock	✓	✓			US	

Why?

- Save lives and reduce tragic accidents
- Leave a legacy for our children and grandchildren
- Transform business culture to reduce substance abuse
- Expedite intervention prior to relapse via compassionate treatment
- Create massive impact on the destructive nature of alcohol and drugs
- Reimagine health care and insurance

Employer's Economic Opportunity



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Return on Detection (ROD)
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Visit the ROD Calculator **here**

- Proprietary integration of Department of Labor data empowers accurate estimate of alcohol cost
- Model allows for company-specific calculation in subsequent consultative call
- Tracking against benchmark data: fatality & injury rates, absenteeism, turnover
- Return on Detection – technology drives significant net savings

Your Total Annual Cost of Employee Alcohol Abuse | **$705,807.65**

SOBRsafe™

Cap Table

Category	Share Count
Common Shares Outstanding	25,922,034
Convertible Debt	25,645
Warrants	467,317
Options & ISOP	2,541,239
Fully Diluted Shares Outstanding	28,956,235
Float Estimate	7,500,000

SOBRsafe™

First Capital – The Blueprint for Success


GMBL 4.59
yahoo!finance
17.86
17.50
15.00
12.50
10.00
7.50
5.00
1.58M
Oct
14
Nov
14
Dec
14
2021
14
Feb
14
Mar

Attribute	GMBL	SOBR
Initial Lead Investor	First Capital Ventures	
Disruptive Technology	✓	✓
Strong Management	✓	✓
Initial Investment	$1.2 MM – 5/2017	$4.5 MM – 12/2019
Recent Uplist Events	QB → Nasdaq	Pinks → QB
Nasdaq Uplist Financing	$9.5 MM – 9/2020	6/2021
After Market Support	Red Chip, AGORACOM, Social Media	
Current Stock Price (3/1/21)	$17.86	$3.10

The First Capital model is to invest in innovative technologies that disrupt an industry or emerging technology companies in new industries that disrupt the marketplace, providing investors access to liquidity in 20-36 months..

SOBRsafe

Analysis Introduction

The following is a comparables analysis among SOBR Safe Inc. (SOBR), Wrap Technologies, Inc. (WRAP) and Know Labs, Inc. (KNWN). All three of these companies are listed under Yahoo Finance Sector Classification as "Technology", and Industry Classification as "Scientific and Technical Instruments". WRAP listed on NASDAQ in December of 2018; KNWN has just applied for listing on either NASDAQ or the NYSE American exchange. SOBR is planning to apply for listing on NASDAQ in the third quarter of 2021. All three companies are in the business of saving lives with their respective technologies, and each have or had a very similar sales, financial and market value profile prior to uplisting or proposed uplisting on NASDAQ or the NYSE American.

SOBRsafe

Comparables Analysis

Indicators	Wrap Technologies, Inc.	Know Labs	SOBR Safe, Inc.
Trading market	Nasdaq-GS	OTC QB	OTC QB
Current Stock Price (2/22/21)	$5.73	$4.15	$3.08
Date of Nasdaq uplist application	December 3, 2018	Announced February 8, 2021	Q3 2021
Common shares issued prior to uplist financing	22,803,533	25,730,000	25,922,000
Historical price per share range in year prior to uplist offering	$2.10 - $6.00	$0.81 - $4.00	$2.05 - $6.96
Price per share in offer prior to uplist	$3.00	$1.75	$3.00
Average daily trading volume after uplist - in 2019	183,000		
Revenue – year prior to uplist	$23,150	$122,000	$0
Sales – year after uplist (WRAP 2019; SOBR est. 2022)	$696,790	Unknown	$7,200,000
Trailing twelve months revenue (on 2.4.2021)	$3.5 MM	$122,000	
Total assets	$1,595,786	$4,682,147	$4,765,210
Patents	7 Issued – 6 Pending	14 Issued	1 Issued – 2 Pending
Products	1	1 Platform	1 Data Platform, 3 Devices
Total addressable market	$6.5 B - $11.9 B	Unknown	$249 B
Market Cap – pre-uplist offering	$68.4 MM	$90.2 MM	$78.0 MM
Market Cap – @ uplist	$93.8 MM		
Market Cap – 6 months after uplist	$193.3 MM		
Market Cap – 12 months after uplist	$199.0 MM		
Market Cap – 18 months after uplist	$336.7 MM		
Market Cap – 24 months after uplist	$191.0 MM		
Market Cap – 2.4.2021	$274.9 MM		

Key Investment Considerations

- Publicly-traded (OTCQB: SOBR), with anticipated 9-12 month path to Nasdaq listing
- Disruptive, first-to-market technology, led by highly accomplished leadership team with 6 successful exits
- Addressing a critical $249 billion problem; plan and technology validated by significant strategic partners
- COVID-19 driving increased substance consumption, mental health issues – a *preventative* solution is required
- Aggressive, ongoing patent pursuit and executing on a highly scalable IP portfolio rollup strategy
- Life-transformational, market-driven solution anticipated to create significant social impact, generational legacy


SOBRSafe

OTC QB: SOBR

www.sobrsafe.com